Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Trasimene Trebia, LLC

Address of Joint Filer:	c/o
Trebia Acquisition Corp.
41 Madison Avenue, Suite 2020
New York, NY 10010

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Trebia Acquisition Corp. [TREB]

Date of Event Requiring Statement
(Month/Day/Year):	June 16, 2020

Designated Filer:	Trebia Acquisition Corp.

Signature:

By:	/s/ Michael L. Gravelle, Attorney-in-Fact for Trasimene Trebia, LLC

Dated: June 16, 2020

Joint Filer Information

(continued)

Name of Joint Filer:	William P. Foley, II
Address of Joint Filer:	c/o
Trebia Acquisition Corp.
41 Madison Avenue, Suite 2020
New York, NY 10010

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Trebia Acquisition Corp. [TREB]

Date of Event Requiring Statement
(Month/Day/Year):	June 16, 2020

Designated Filer:	Trebia Acquisition Corp

.

Signature:

By:	/s/ Michael L. Gravelle, Attorney-in-Fact for William P. Foley, II

Dated: June 16, 2020